SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 24, 2013
Date of Report
(Date of Earliest Event Reported)

Commission File No. 0-29935

Crown Equity Holdings Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation)	(IRS Employer Identification No.)

11226 Pentland Downs Street, Las Vegas, Nevada 89141
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On January 24, 2013, Crown Equity Holdings Inc. (the "Company") accepted the resignation of director, Arnulfo Saucedo-Bardan, who left for personal reasons.  Board member Mr. Steven Onoue has been appointed to Chairman.

The Board of Directors has been reduced from five to four, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

January 24, 2013	By:	/s/ Kenneth Bosket
Kenneth Bosket,
CEO

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